Exhibit 99.1

PRESS RELEASE

Liberty Global to Present at the Morgan Stanley Technology, Media & Telecom Conference

Englewood, Colorado - February 24, 2012: Liberty Global, Inc. (“Liberty Global”) (NASDAQ: LBTYA, LBTYB and LBTYK) will be presenting at the Morgan Stanley Technology, Media & Telecom Conference on Tuesday February 28, 2012 at 1:35 p.m. Pacific Time at The Palace Hotel in San Francisco, California. Liberty Global may make observations concerning its historical operating performance and outlook. The presentation will be webcast live at www.lgi.com. We intend to archive the webcast under the investor relations section of our website for approximately 30 days.

About Liberty Global, Inc.

Liberty Global is the leading international cable operator offering advanced video, voice and broadband internet services to connect its customers to the world of entertainment, communications and information. As of December 31, 2011, Liberty Global's continuing businesses operated state-of-the-art networks serving 20 million customers across 13 countries principally located in Europe and Chile. Liberty Global's operations also include significant programming businesses such as Chellomedia in Europe.

For more information, please visit www.lgi.com or contact:

Investor Relations:		Corporate Communications:
Christopher Noyes	+1 303.220.6693	Hanne Wolf	+1 303.220.6678
		Bert Holtkamp	+31 20.778.9800